10f-3 REPORT


Greenwich Street Series
Salomon Brothers Variable Growth and Income Fund

January 1, 2005 to June 30, 2005

ID: 231
Issuer: Assurant (AIZ)
Trade Date:  1/20/2005
Selling Dealer: Morgan Stanley
Amount:   1,000.00
Purchase Price:   30.60
% Received by Fund: 0.004%
% of Issue (1): 3.316%
Other Participant Accounts (2) :  901,000.00
Issue Amount (2) :  27,200,000.00
Total Received All Funds (2) :  902,000.00


(1) Represents purchases by all affiliated mutual funds and discretionary accounts; may not exceed 25% of the principal amount of the offering.
(2) Includes purchases by other affiliated mutual funds and discretionary accounts.

Issuer: Assurant (AIZ)
Trade Date:  1/20/2005

10f-3 Syndicate Reporting Supplement:
Joint / Lead Manager(s):
Morgan Stanley
Citigroup
Credit Suisse First Boston Corp
Lehman Brothers
Merrill Lynch & Co


Co-Lead Manager(s):
Cochran Caronia & Co
Fortis Securities
Fox-Pitt Kelton Inc
Goldman Sachs & Co
JP Morgan Securities
Keybanc Capital Markets
Raymond James & Associates Inc
SunTrust Robinson Humphrey
UBS